FORM OF INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

THIS INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT (this “Agreement”) is entered into as of __________, 2008, by and between Integrated BioPharma, Inc., a Delaware corporation (“BioPharma”), and iBioPharma, Inc., a Delaware corporation (“Biotechnologies”). Certain capitalized terms used herein are defined in Article IV. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution Agreement (defined below).

RECITALS

WHEREAS, the BioPharma Board of Directors has determined that it is appropriate and desirable for BioPharma to distribute its shares of the common stock of Biotechnologies on a pro rata basis to the holders of BioPharma common stock (the “Distribution”) as of ______ __, 2008; and

WHEREAS, BioPharma intends to make the Distribution as of 11:59 P.M. Eastern time, _________, 2008, or such other date as may be fixed by the BioPharma Board of Directors (the “Distribution Date”).

WHEREAS, as part of the foregoing, BioPharma and Biotechnologies have entered into the Separation and Distribution Agreement, dated as of November 14, 2007 (the “Distribution Agreement”), which provides, among other things, the pro-rata distribution by BioPharma of all of its shares of Biotechnologies common stock to the holders of BioPharma common stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

WHEREAS, in connection therewith, the parties desire to set forth certain agreements regarding indemnification and insurance.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

1.     Indemnification

1.1     Indemnification by Biotechnologies.

(a)     Indemnification. Except as otherwise provided in this Agreement, Biotechnologies shall, for itself and for each of its subsidiaries, indemnify, defend and hold harmless the BioPharma Indemnitees from and against any and all Liabilities that any third party seeks to impose upon any of the BioPharma Indemnitees, or which are imposed upon any of the BioPharma Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from any of the following items (without duplication):

(i)     any breach by Biotechnologies or any of its subsidiaries (“Biotechnologies Group”) of the Distribution Agreement or any of the Ancillary Agreements (including this Agreement); or

(ii)     any Biotechnologies Liability.

(b)     Reduction of Liability. In the event that any member of the Biotechnologies Group makes a payment to any BioPharma Indemnitee hereunder, and the amount of Liabilities paid or the direct out-of-pocket costs incurred by BioPharma for the Indemnitee are subsequently recovered by the BioPharma Indemnitee, either directly or through a third-party recovery (other than as a result of a recovery under an insurance policy owned by BioPharma and under which Biotechnologies is not an insured or an additional insured), BioPharma will promptly repay (or will procure the relevant BioPharma Indemnitee promptly to repay) such member of the Biotechnologies Group the amount by which the payment made by such member of the Biotechnologies Group exceeds the amount of the Liabilities actually paid by the BioPharma Indemnitee.

(c)     Joint and Several Liability; No Modification to Other Agreements. The liability of the members of the Biotechnologies Group under this Section 1.1 shall be joint and several. Nothing in this Section 1.1 shall modify or limit the rights and remedies of BioPharma under the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement) relating to, arising out of or resulting from any breach by Biotechnologies or any member of the Biotechnologies Group of the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement), including without limitation, any provisions relating to the measure of damages, consequential damages, liquidated damages, limitation of damages and/or specific performance.

1.2     Indemnification by BioPharma.

(a)     Indemnification. Except as otherwise provided in this Agreement, BioPharma shall, for itself and its subsidiaries excluding the Biotechnologies Group (the “BioPharma Group”), indemnify, defend and hold harmless the Biotechnologies Indemnitees from and against any and all Liabilities that any third party seeks to impose upon any of the Biotechnologies Indemnitees, or which are imposed upon any of the Biotechnologies Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from (without duplication):

(i)     any breach by BioPharma or any member of the BioPharma Group of the Distribution Agreement or any of the Ancillary Agreements (including this Agreement); or

(ii)     any BioPharma Liability;

provided, however, that notwithstanding anything to the contrary herein, in no event shall BioPharma or any member of the BioPharma Group be obligated to indemnify, defend or hold harmless the Biotechnologies Indemnitees from, against or in respect of any Biotechnologies Liability.

(b)     Reduction of Liability. In the event that any member of the BioPharma Group makes a payment to any Biotechnologies Indemnitee hereunder, and the amount paid or the direct out-of-pocket costs incurred by the Biotechnologies Indemnitee for the Liabilities on account of which such payment was made are subsequently recovered by the Biotechnologies Indemnitee, either directly or through a third-party recovery, Biotechnologies will promptly repay (or will procure an Biotechnologies Indemnitee to promptly repay) such member of the BioPharma Group the amount by which the payment made by such member of the BioPharma Group exceeds the amount of the Liabilities actually paid by the Biotechnologies Indemnitee.

(c)     Joint and Several Liability; No Modification to Other Agreements. The liability of the members of the BioPharma Group under this Section 1.2 shall be joint and several. Nothing in this Section 1.2 shall modify or limit the rights and remedies of Biotechnologies under the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement) relating to, arising out of or resulting from any breach by BioPharma or any member of the BioPharma Group of the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement), including without limitation, any provisions relating to the measure of damages, consequential damages, liquidated damages, limitation of damages and/or specific performance.

1.3     Procedures for Defense, Settlement and Indemnification of Third Party Claims.

(a)     Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion of any Third Party Claim with respect to which a party may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.1 or 1.2, BioPharma or Biotechnologies (as applicable) shall ensure that such Indemnitee shall give the potential Indemnifying Party written notice thereof (including any pleadings relating thereto) within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, any delay or failure of any Indemnitee to give notice as provided in this Section 1.3(a) shall not relieve the Indemnifying Party of its obligations under this Article 1, except to the extent that the Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

(b)     Defense by Indemnifying Party. For any Third Party Claim concerning which notice is required to be given under Section 1.3(a), the Indemnifying Party may elect to defend and, subject to Section 1.3(f), may settle or compromise the Third Party Claim using counsel appointed by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. An Indemnifying Party electing to defend a Third Party Claim must notify the Indemnitee of its election to defend within twenty (20) days of receipt of notice of such claim pursuant to Section 1.3(a) or sooner if the nature of the Third Party Claim so requires.

(c)     Defense by BioPharma. Notwithstanding Section 1.3(b), BioPharma, in its sole discretion, upon written notice to Biotechnologies, may elect to defend (or may at any time assume the defense of) and, subject to Section 1.3(f), may settle or compromise, any Third Party Claim or series of related Third Party Claims, regardless of whether BioPharma is obligated to indemnify any member of the Biotechnologies Group in respect of such Third Party Claim or series of related Third Party Claims or whether BioPharma acknowledges any obligation to indemnify any Biotechnologies Indemnitee if:

(i)     any member of the BioPharma Group is named as a party to any of such Third Party Claims; or

(ii)     both BioPharma and Biotechnologies may be Indemnifying Parties with respect to such Third Party Claim(s).

If BioPharma elects to defend against a Third Party Claim pursuant to this Section 1.3(c) all costs and expenses incurred by members of the BioPharma Group in connection with such defense shall be paid by BioPharma and Biotechnologies pro rata based on their respective proportionate liability for any Liabilities relating to, arising out of or resulting from such Third Party Claim (after taking into account the parties’ respective indemnification obligations under this Agreement, other than with respect to payment of defense costs). If the parties proportionate liability for any such liabilities cannot be determined at any point in time while a Third Party Claim is pending, then BioPharma and Biotechnologies shall each pay one-half of such costs and expenses, and the parties may subsequently reallocate all prior costs and expenses paid when the parties’ proportionate liability is finally determined.

(d)     Defense By Non-Electing Party. If the party having the right to elect to defend a Third Party Claim pursuant to Section 1.3(b) or 1.3(c) elects not to defend, or does not within any time frame required thereunder elect to defend, a particular claim, the other party shall defend such Third Party Claim. In such case, (i) the other party shall have the right, subject to Sections 1.3(c) and 1.3(f) to compromise, settle or consent to the entry of any judgment with respect to such Third Party Claim (but such compromise, settlement or judgment shall not necessarily be determinative of which party hereunder is entitled to indemnification) and (ii) the Indemnifying Party shall bear all costs and expenses of defending such Third Party Claim; provided, however, that if both parties may be Indemnifying Parties with respect to such Third Party Claim, the Non-Defending Party (defined below) shall reimburse the Defending Party for the Non-Defending Party’s pro rata share of all costs and expenses incurred by the Defending Party in connection with its defense of such Third Party Claim, based on the Non-Defending Party’s proportionate liability for any Liabilities relating to, arising out of or resulting from such Third Party Claim (after taking into account the parties’ indemnification obligations under this Agreement, other than with respect to payment of defense costs). If the parties proportionate liability for any such liabilities cannot be determined at any point in time while a Third Party Claim is pending, then BioPharma and Biotechnologies shall each pay one-half of such costs and expenses, and the parties may subsequently reallocate all prior costs and expenses paid when the parties’ proportionate liability is finally determined.

(e)     Participation by Non-Defending Party. In the event that a party (a “Defending Party”) elects or is required to defend a particular Third Party Claim pursuant to Section 1.3(b), 1.3(c) or 1.3(d), the other party (the “Non-Defending Party”) shall have the right to participate in the defense of such Third Party Claim; provided, however, that (i) the Defending Party shall control, manage and direct the defense of such Third Party Claim; and (ii) the costs and expenses of participating in such defense by the Non-Defending Party shall be the sole responsibility of the Non-Defending Party. Nothing in this Section 1.3(e) shall affect the rights of BioPharma under Section 1.3(c) at any time to assume the defense of any Third Party Claim and to be indemnified for costs and expenses of such defense in accordance with Section 1.3(c).

(f)     No Settlement, Compromise or Consent to Judgments.

(i)     No Non-Defending Party may compromise or settle or consent to the entry of judgment or determination of liability with respect to any Third Party Claim without the consent of the Defending Party.

(ii)     Notwithstanding anything to the contrary herein, no Defending Party shall compromise, settle or consent to the entry of judgment or determination of liability concerning any Third Party Claim without providing at least 10 days’ prior written notice of such compromise, settlement or consent to the Indemnifying Party (if the Indemnifying Party is other than the Defending Party) and, if the terms of conditions of such compromise, settlement or consent would have a material adverse effect on the Non- Defending party without the consent of the Non-Defending Party (such approval not to be unreasonably withheld, delayed or conditioned).

1.4     Additional Matters.

(a)     Other Claims for Indemnification. Any claim in respect of a Liability which does not relate to, arise out of or result from a Third Party Claim shall be asserted by written notice from the Indemnitee to the Indemnifying Party stating the specific provisions of this Agreement or any Ancillary Agreement upon which such claim is based. Such Indemnifying Party shall have a period of twenty (20) days from actual receipt of the notice within which to respond thereto. If such Indemnifying Party does not respond within such 20-day period, then such Indemnifying Party shall be deemed to have denied responsibility for such claim.

(b)     Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(c)     Effect of Insurance on Indemnification/Contribution Obligations. No Indemnitee shall be required to pursue any claim under any Insurance Policies of which it is a beneficiary in connection with any Liability for which such Indemnitee is entitled to indemnification hereunder. The amount of indemnification or contribution to which such Indemnitee may be entitled hereunder shall not be reduced as a result of any claim such Indemnitee may pursue, or have the right to pursue, under any Insurance Policy in respect of the Liability to which such right to indemnification or contribution relates, unless the Indemnitee shall have actually recovered any portion of such Liability from its insurance carrier(s), in which case, whether or not the amount of indemnification or contribution to such Indemnitee shall be reduced shall be determined in accordance with Sections 1.1(b) and 1.2(b), as applicable.

(d)     Not Applicable to Taxes. Notwithstanding anything to the contrary contained herein, this Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

1.5     Survival of Indemnities. Subject to Section 3.4, the rights and obligations of the members of the BioPharma Group and the Biotechnologies Group under this Article I shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the BioPharma Group or the Biotechnologies Group of the capital stock or other equity interests of any Subsidiary to any Person.

2.     Insurance Matters.

2.1     Biotechnologies Insurance Coverage.

(a) Biotechnologies, and Biotechnologies alone, shall be responsible for obtaining and maintaining insurance programs for its risk of loss beginning on the Distribution and for all time periods thereafter. Such insurance arrangements shall be separate and apart from BioPharma’s insurance programs. BioPharma shall not be required to maintain any insurance coverage for the benefit of the members of the Biotechnologies Group or the directors, officers or employees of any member of the Biotechnologies Group for any period after the Distribution.

2.2     (a) BioPharma Insurance Coverage. BioPharma shall be responsible for obtaining and maintaining insurance programs for its risks of loss (a) for all of BioPharma’s subsidiaries and businesses including Biotechnologies, for all time periods prior to the Distribution Date, and (b) for all of its subsidiaries and businesses excluding Biotechnologies from the Distribution Date and for all time periods thereafter.

2.3     Cooperation and Agreement Not to Release Carriers.

(a) Each of BioPharma and Biotechnologies will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Biotechnologies, at the request of BioPharma, shall cooperate with and use commercially reasonable efforts to assist BioPharma in recoveries for claims made under any BioPharma Insurance Policy for the benefit of members of the BioPharma Group. Neither Biotechnologies nor any of its Subsidiaries shall take any action which would intentionally jeopardize or otherwise interfere with the ability of any member of the BioPharma Group to collect any proceeds payable pursuant to any insurance policy. Nothing in this Agreement shall be interpreted to require BioPharma to maintain any insurance coverage for any Member of the Biotechnologies Group or any of their officers, directors or employees.

2.4     No Liability.

(a) Biotechnologies does hereby, for itself and as agent for each other member of the Biotechnologies Group, agree that no member of the BioPharma Group or any BioPharma Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of BioPharma and its Subsidiaries as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

2.5     No Restrictions.

(a) Nothing in this Agreement shall be deemed to restrict any member of the Biotechnologies Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

2.6     Further Agreements.

(a) Biotechnologies, the members of the Biotechnologies Group, and the directors, officers and employees of any member of the Biotechnologies Group, shall not make any claims under BioPharma Insurance Policies, including in respect of events that occurred when Biotechnologies and the members of the Biotechnologies Group were subsidiaries of BioPharma, without BioPharma’s approval, which may be granted or withheld in BioPharma’s sole discretion.

3.     Miscellaneous.

3.1     Entire Agreement. This Agreement, the Distribution Agreement, the Ancillary Agreements and any exhibits and schedules attached hereto and thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

3.2     Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

3.3     Notices. All notices and other communications required or permitted to be given by any party pursuant to the terms of this Agreement shall be given as set forth in Section 5.5 of the Distribution Agreement.

3.4     Binding Effect; Assignment; Third-Party Beneficiaries. Biotechnologies may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights or obligations hereunder, without BioPharma’s prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of BioPharma. Nothing in this Agreement shall restrict any transfer of this Agreement by BioPharma, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon BioPharma and the other members of the BioPharma Group and Biotechnologies and the other members of the Biotechnologies Group and inure solely to the benefit of the Biotechnologies Indemnitees and the BioPharma Indemnitees and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

3.5     Offset. In addition to, and not in limitation of, any other remedies any member of the BioPharma Group or any BioPharma Indemnitee may be entitled to under the Distribution Agreement, any Ancillary Agreement (including this Agreement), any member of the BioPharma Group or any BioPharma Indemnitee may satisfy any amounts owed to such member of the BioPharma Group or BioPharma Indemnitee by any member of the Biotechnologies Group by means of an offset against any amounts any member of the BioPharma Group may from time to time owe to any member of the Biotechnologies Group or an Biotechnologies Indemnitee, whether under the Distribution Agreement, any Ancillary Agreement (including this Agreement), any other agreement or arrangement existing between any member of the BioPharma Group and any member of the Biotechnologies Group, or otherwise.

3.6     Counterparts. This Agreement, including any schedules and exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

3.7     Severability. If any term or other provision of this Agreement or any schedules or exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall be modified by such court, agency or arbitrator so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

3.8     No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

3.9     Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

3.10     Interpretation. The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or Section, or an Annex, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.

4.     Definitions.

4.1     Action. “Action” means any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

4.2     BioPharma Business. “BioPharma Business” means the business and operations of BioPharma as conducted on the date hereof, other than the Biotechnologies Business.

4.3     BioPharma Indemnitees. “BioPharma Indemnitees” means BioPharma, each member of the BioPharma Group and each of their respective directors, officers, employees, agents and representatives.

4.4     BioPharma Insurance Policy. “BioPharma Insurance Policy” shall mean each Insurance Policy owned or maintained by a member of the BioPharma Group.

4.5     BioPharma Liabilities. “BioPharma Liabilities” means

(a)     all Liabilities of any member of the BioPharma Group under, allocated to or to be retained or assumed by BioPharma or any of the other members of the BioPharma Group pursuant to the Distribution Agreement, this Agreement or any other Ancillary Agreement;

(b)     all Liabilities incurred by members of the BioPharma Group in connection with the management or conduct prior to, on or following the Distribution Date of the BioPharma Business.

4.6     Biotechnologies Business. “Biotechnologies Business” means the business and operations of Biotechnologies as conducted on the date hereof.

4.7     Biotechnologies Indemnitees. “Biotechnologies Indemnitees” means Biotechnologies, each member of the Biotechnologies Group and each of their respective directors, officers, employees, agents or representatives.

4.8     Biotechnologies Liabilities. “Biotechnologies Liabilities” means, collectively, all of the Liabilities of Biotechnologies and each of the other members of the Biotechnologies Group, including without limitation:

(a)     all of the Liabilities reflected on the financial statements of Biotechnologies;

(b)     all Liabilities which are incurred or arise, or which accrue or exist out of, or in connection with, or otherwise relate to or result from, the Biotechnologies Business including without limitation any liabilities relating to employment practices, employee benefits, products or professional liability, violation or nonconformity with the environmental laws, rule or regulations, or employee health and safety;

(c)     all Liabilities of each member of the Biotechnologies Group under, allocated to or to be retained or assumed by Biotechnologies or any of the other members of the Biotechnologies Group pursuant to the Distribution Agreement, this Agreement or any Ancillary Agreements.

(d)     all of the Liabilities of any member of the BioPharma Group or Biotechnologies Group (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct of the Biotechnologies Business prior to, on, or following the Distribution Date;

(e)     all Liabilities relating to, arising out of or resulting from (a) any Actions in which any member of the Biotechnologies Group has been named as a defendant by a plaintiff or by way of counter claim by a defendant in any Action as of the date of this Agreement or any amendments to such Actions (the “Existing Actions”), (b) any of the facts, circumstances and events giving rise to any Action relating to Biotechnologies, the Biotechnologies Business, or any liability of Biotechnologies or the Biotechnologies Business prior to, on or after the Distribution Date, and (c) any Actions involving similar claims or which are based upon similar facts, circumstances or events, whether involving the same parties or other parties, in each case whether relating to, arising out of or resulting from facts, circumstances or events prior to, on or after the Distribution Date;

(f)     all Liabilities relating to, arising out of or resulting from, any Third Party Claim relating to, arising out of or resulting from any infringement or alleged infringement by Biotechnologies on any intellectual property or other rights of any Person;

(g)     all Securities Liabilities relating to, arising out of or resulting from (A) the Distribution and any documents, information or data (financial or otherwise) furnished or provided, orally or in writing, to purchasers or transferees or potential purchasers and transferees (or any of their respective representatives), in connection therewith or filed or furnished in connection therewith with or to any Governmental Authority or any securities exchange or securities market, including, without limitation, the Registration Statements, (B) any other offer, issuance, sale, exchange or other transfer of securities of or by Biotechnologies or any member of the Biotechnologies Group prior to, on or after the Distribution Date, or any documents, information or data (financial or otherwise) furnished or provided, orally or in writing, to transferees or purchasers or potential transferees or purchasers (or any of their respective representatives) of such securities or filed or furnished in connection therewith with or to any Governmental Authority or securities exchange or securities market, including, without limitation, any registration statement, (C) any oral or written disclosure made, whether or not included in documents filed with or furnished to any Governmental Authority or securities exchange or securities market, by Biotechnologies or any member of the Biotechnologies Group, or on behalf of Biotechnologies or any Member of the Biotechnologies Group, prior to, on or after the Distribution Date or any disclosure made (other than by a member of the BioPharma Group), orally or in writing, of information or data (financial or otherwise) relating to or concerning Biotechnologies or any other member of the Biotechnologies Group, the business, operations and management of the Biotechnologies Business and/or Biotechnologies or any other member of the Biotechnologies Group, and (D) any oral or written disclosure made, whether or not included in documents filed with or furnished to any Governmental Authority or securities exchange or securities market, by BioPharma or any member of the BioPharma Group prior to, on or after the Distribution Date based on any information or data (financial or otherwise) provided by or on behalf of Biotechnologies or any member of the Biotechnologies Group; and

(h)     all other Liabilities arising out of, relating to or resulting from any Action or Third Party Claim by any Governmental Authority or any other Person that is based on (A) any violations or alleged violations by Biotechnologies, its Subsidiaries and/or any of their respective directors, officers, employees, agents or representatives of any of the provisions of the Securities Act, the Exchange Act, or the rules and regulations of the Commission promulgated thereunder, any other securities or similar law or any other law, rule or regulation, or (B) any breach or alleged breach of fiduciary duty by the Biotechnologies Board or any Committee of the Biotechnologies Board (or any member of the Biotechnologies Board or any Committee thereof) or the board of directors or similar body or any Committee of the board of directors or similar body (or any member of any such board or similar body or any Committee thereof) of any other member of the Biotechnologies Group, or by any officer or employee of any member of the Biotechnologies Group.

4.9     Dispute. “Dispute” means a dispute arising from or in connection with the Distribution Agreement, this Agreement or any other Ancillary Agreement, whether based on contract, tort, or otherwise.

4.10     Distribution Agreement. “Distribution Agreement” has the meaning set forth in the Recitals hereof.

4.11     Indemnifying Party. “Indemnifying Party” means any party who is required to indemnify any other Person pursuant to this Agreement.

4.12     Indemnitee. “Indemnitee” means a BioPharma Indemnitee or an Biotechnologies Indemnitee.

4.13     Insurance Policies. “Insurance Policies” means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

4.14     Liabilities. “Liabilities” means all debts, liabilities, guarantees, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For purposes of any indemnification hereunder, “Liabilities” shall be deemed also to include any and all damages, claims, suits, judgments, fines, penalties, costs and expenses of any kind or character, including attorney’s fees and expenses, out-of-pocket costs of investigation and preparation, expert witness costs and any other fees and expenses associated with the defense of any Action whether relating to Third Party Claims or Actions against the other party hereto.

4.15     Material Adverse Effect. “Material Adverse Effect” means, with respect to either Group, a material adverse effect on the business, results of operations or financial conditions of the members of such Group, taken as a whole, provided that, without limiting the events, circumstances or conditions which may constitute or result in a Material Adverse Effect on the BioPharma Group, any compromise, settlement or consent affecting the BioPharma Group that, if applied to Biotechnologies or any member of the Biotechnologies Group, would result in a Material Adverse Effect on the Biotechnologies Group, shall be deemed to result in a Material Adverse Effect on the BioPharma Group.

4.16     Securities Liabilities. “Securities Liabilities” means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action, any Third Party Claim or any potential or threatened Third Party Claim by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, the Exchange Act, and any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar laws, rules or regulations, including, without limitation, state securities or “blue sky” laws, rules or regulations, foreign securities laws, rules or regulations and rules or regulations of any securities exchange or market.

4.17     Subsidiary. “Subsidiary” has the meaning set forth in the Distribution Agreement.

4.18     Taxes. “Taxes” has the meaning set forth in the Tax Sharing Agreement.

4.19     Third Party Claim. “Third Party Claim” means an Action brought, asserted, commenced or pursued by a Person (including any Governmental Authority) other than a member of the BioPharma Group or the Biotechnologies Group.

4.20     Other Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Distribution Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

INTEGRATED BIOPHARMA, INC.

By: _________________________________
Name:
Title:

IBIOPHARMA, INC.

By: _________________________________
Name:
Title: